UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 11, Green Mountain Coffee Roasters, Inc. (the “Company”) closed its underwritten public offering of 9,479,544 shares of its common stock, which includes 1,290,000 shares purchased by the underwriters pursuant to an overallotment option. Certain stockholders also sold an aggregate of 410,456 shares of common stock in the offering.

On May 11, 2011, the Company also completed a sale of 608,342 shares of its common stock to Luigi Lavazza S.p.A. (“Lavazza”), pursuant to the Common Stock Purchase Agreement entered into between the Company and Lavazza on May 6, 2011, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 6, 2011.

A copy of the Company’s press release announcing the closing of the offering and concurrent private placement with Lavazza is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

99.1	Press release dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke Chief Financial Officer

Date: May 11, 2011

Index to Exhibits

99.1	Press release dated May 11, 2011.